UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2014

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 5, 2014, Relypsa, Inc. (the “Company”) entered into a multi-year Supply Agreement (the “Agreement”) with Patheon, Inc. (“Patheon”). Under the Agreement, Patheon has agreed to manufacture and supply for commercial sale the bulk and finished drug product for patiromer, the Company’s lead product candidate. The Company has agreed to supply the active pharmaceutical ingredient (“API”) for patiromer to Patheon for use in the manufacture and supply of the bulk and finished drug product, and has agreed, subject to certain conditions, to purchase certain quantities of bulk and finished drug product from Patheon.

In addition, the parties expect to enter into a new Quality Agreement to provide for quality control and quality assurance testing, and entered into a Capital Expenditure and Equipment Agreement, effective as of the date of the Agreement, to provide for equipment purchases and facility improvements at Patheon’s facility. Under the Capital Expenditure and Equipment Agreement, Patheon has agreed to purchase and install certain equipment and make certain modifications at its facility, all of which shall remain the property of Patheon, and the Company has agreed to reimburse Patheon up to a specified amount for these activities.

The Agreement is effective as of August 15, 2014 and continues for five years unless terminated earlier (the “Supply Term”). The Supply Term automatically renews for an additional two-year term unless one party provides the other party with written notice of termination at least twelve months prior to the end of the initial Supply Term.

The Agreement may be terminated by the Company with written notice if: (i) any regulatory authority takes any action, or raises any objection, that prevents the Company from importing, exporting, purchasing or selling API or bulk or finished drug product; (ii) the Company cannot feasibly obtain, or does not obtain, approval from the U.S. Food and Drug Administration by a certain date; (iii) Patheon has not passed the pre-approval inspections as provided under the Agreement by a certain date; (iv) the Company elects to discontinue development of the finished drug product or ceases exploitation of the finished drug product for any reason; (v) the finished drug product is withdrawn by the regulatory authorities in the applicable territory; (vi) Patheon fails to supply a certain amount of bulk or finished drug product, or both, as required under the Agreement; (vii) any third party takes any action, including the enforcement of a patent, the result of which is to prevent or materially inhibit Patheon’s ability to supply the bulk and/or finished drug product, the Company from purchasing bulk and/or finished drug product from Patheon or the Company or its designee from using, distributing, offering for sale or selling finished drug product in the applicable territory; or (viii) a force majeure event occurs. In addition, the Agreement may be terminated by mutual agreement of the parties, or by either party, with written notice, of the other party’s uncured material breach, insolvency, bankruptcy or assignment by the other party of the Agreement for the benefit of creditors.

The Agreement contains, among other provisions, customary representations and warranties by the parties, a grant to Patheon of certain limited license rights to the Company’s intellectual property in connection with Patheon’s performance of the services under the Agreement, certain indemnification rights in favor of both parties, limitations of liability and customary confidentiality provisions.

The foregoing description of the material terms of the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2014. The Company intends to seek confidential treatment for certain portions of the Agreement pursuant to a Confidential Treatment Request submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2014	RELYPSA, INC.

	By:	/s/ Ronald A. Krasnow
Ronald A. Krasnow
Senior Vice President, General Counsel